Lexaria Bioscience Corp.

OTCQX:LXRP | CSE:LXX

INVESTOR CONTACT
Phone: 866.221.3341   IR@lexariabioscience.com

DRUG DELIVERY PLATFORM INNOVATOR

Lexaria Bioscience Corp's. (OTCQX: LXRP) proprietary drug delivery technology, DehydraTECH™, improves the way active pharmaceutical ingredients (APIs) enter the bloodstream by promoting healthier ingestion methods and increasing the effectiveness of fat-soluble active molecules, thereby lowering overall dosing. The Company's technology can be applied to many different ingestible product formats, including foods, beverages, oral suspensions, tablets, and capsules. DehydraTECH increases bio-absorption by up to 5-10x, reduces time of onset from 1-2 hours to 15-20 minutes, and masks unwanted tastes for orally administered bioactive molecules, including anti-virals, cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine, and other molecules. Lexaria has licensed DehydraTECH to multiple companies in the cannabis industry for use in cannabinoid beverages, edibles, and oral products and to a world-leading tobacco producer for the development of smokeless, oral-based nicotine products. Lexaria operates a licensed in-house research laboratory and holds a robust intellectual property portfolio with 16 patents granted and over 60 patents pending worldwide.
For more information, please visit www.lexariabioscience.com.

Lexaria Bioscience Corp. (OTCQX: LXRP)

Clinically proven, fast acting, less expensive & more effective oral drug delivery:

- **Antivirals** (COVID-19, infectious diseases); **Oral Nicotine**; **NSAIDs** (Ibuprofen, Aspirin); **Cannabinoids**; **Fat-Soluble Vitamins** (A,D,E,K); **PDE5 Inhibitors** (Viagra, Cialis); **Hormones** (Estrogen, Testosterone)
- Close collaboration with largest R&D organization in Canada, the National Research Council, since January 2017

DehydraTECH™

- Patented formulation and dehydration processing method changes how the body detects and absorbs drugs orally
- Faster onset/offset and higher bioavailability in capsules, foods, liquids, mixable powders, etc.
- 16 patents granted (>60 pending) covering method-of-use, composition-of-matter and medical treatment claims

✓Speeds up onset ✓Increases bioavailability ✓Improves drug potency ✓Lower dosage ✓Lower cost

Patented DehydraTECH Process (Simplified)


1 Combine Active Pharmaceutical Ingredient "API" with Fatty Acid Oil
2 Apply to food/carrier particles
3 Perform dehydration synthesis procedure
4 Render as powder or liquid for use in desired final form factor

Recent Highlights

- In July 2020, the Company successfully completed Phase I R&D program with Altria Ventures Inc. for oral forms of nicotine delivery utilizing its patented DehydraTECH technology
- Applied for NIH grant for COVID-19 therapy studies and received new expanded Health Canada License
- Closed **$2,039,228** private placement
- Filed new patent utilizing DehydraTECH technology for treatment of infectious diseases Including COVID-19

PRICE	52-WK. RANGE	AVG. VOL	SHARES OUTSTANDING	MARKET CAP	INSIDER OWNERSHIP
$0.39 (8/6/20)	$0.22—$1.00	103K	89.5M	$32.3M	21%

Lexaria Bioscience Corp.

OTCQX:LXRP | CSE:LXX

INVESTOR CONTACT
Phone: 866.221.3341 IR@lexariabioscience.com

Key Growth Drivers

- The global controlled release drug delivery market is expected to reach **$69.8B** in 2027, and the global drug delivery system market is estimated to reach **$900B** by 2025, according to Grand View Research and Transparency Market Research. Lexaria plans to disrupt the Global Tobacco Market forecasted to reach **$1.08 Trillion** in 2027 by Grandview Research;
- Investigation underway for COVID-19 applications – many developments expected throughout 2020;
- Opportunity to significantly accelerate and expand upon COVID-19 research program;
- Disruptive drug delivery technology with multiple opportunities for success in antivirals, nicotine, cannabinoids, hormones, other;
- Established revenue generating commercial partnerships for other APIs of interest; additional DehydraTECH transactions expected through 2020;
- Major US exchange uplist program underway.

Lexaria Nicotine LLC (Majority-Owned)

- Oral nicotine products to disrupt the $990 billion global nicotine market
- Altria Group international license rights for undisclosed royalty
- Also in discussions with other global tobacco and pharmaceutical companies to use DehydraTECH for oral nicotine products internationally

Lexaria Pharmaceutical Corp. (Wholly-Owned)

- Programs commenced to prove delivery effectiveness in antiviral therapies for SARS diseases (incl. COVID-19) and other infectious diseases





Target Diseases:

- COVID-19
- HIV
- HSV
- Influenza
- EBV
- HEP
- CMV

Lexaria Hemp Corp. (Wholly-Owned)

- Clinically proved to increase rate and extent of orally ingested CBD
- (https://www.ncbi.nlm.nih.gov/pubmed/31512143)
- FDA has begun to engage Congress on rulemaking for CBD dietary supplement commercialization in the U.S.


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MANAGEMENT



Chris Bunka, Chairman & CEO

- Launched several successful private and public companies since the late 1980's
- Extensive experience in the capital markets, corporate governance, M&A and finance
- Named inventor on multiple patent innovations



John Docherty, M.Sc., President & Director

- Specialist in development of drug delivery technologies
- Former President and COO of Helix BioPharma Corp. (TSX: HBP)
- Named inventor on multiple issued and pending patents
- Pharmacologist and toxicologist